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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-30776) pertaining to the Cullen/Frost Bankers, Inc. 1983 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-30777) pertaining to the Cullen/Frost Bankers, Inc. 1988 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-37500) pertaining to the 401 (k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates, the Registration Statement (Form S-8 No. 33-39478) pertaining to the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates, the Registration Statement (Form S-8 No. 33-53492) pertaining to the Cullen/Frost Bankers, Inc. Restricted Stock Plan, the Registration Statement (Form S-8 No 33-53622) pertaining to the Cullen/Frost Bankers, Inc. 1992 Stock Plan, and the Registration Statement (Form S-8 No. 333-81461) pertaining to the 1997 Directors Stock Plan of Cullen/Frost Bankers, Inc., of our report dated February 17, 1998, on our audit of the consolidated statements of income, shareholders' equity and cash flows of Overton Bancshares, Inc. and Subsidiaries for the year ended December 31, 1997 (not presented separately in the Cullen/Frost Bankers, Inc., 1999 Annual Report on Form 10-K), which report is included as Exhibit 99 to the Cullen/Frost Bankers, Inc. 1999 Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas
March 24, 2000